UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2020 (November 5, 2020)

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Global Market
Warrants to purchase common stock	THWWW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2020, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) approved and adopted amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”).  The amendments, among other things, articulate the Board’s authority to postpone, reschedule or cancel a meeting of stockholders that had previously been scheduled by the Board; clarify that any meeting of stockholders may be held by remote communications; clarify that the chairman of the meeting of stockholders has authority to adjourn the meeting in the absence of a quorum; clarify that the voting standard for all matters submitted to the stockholders is the affirmative vote of the holders of a majority of the votes entitled to be cast by stockholders who are represented at the meeting and entitled to vote on the matter unless a different or minimum vote is required by the Company’s Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter; articulate the requirements for setting a record date for determining the stockholders entitled to express consent to corporate action without a meeting; provide for an additional informational requirement regarding stockholders seeking to nominate persons for election to the Board or propose other business at a meeting of stockholders under the advance notice provision; provide that number of nominees that a stockholder seeking to nominate persons for election to the Board under the advance notice provision may not exceed the number of directors to be elected at the meeting; clarify that the advance notice requirements will be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has complied with applicable rules and regulations of the Securities Exchange Act of 1934, as amended, and such stockholder’s proposal has been included in the Company’s proxy statement for such meeting; clarify the authority of the Board and the chairman of the meeting of stockholders in connection with the conduct of meetings of stockholders, including that the chairman of the meeting has the authority to convene, adjourn or recess any meeting of stockholders; provide that whenever stockholders are required to deliver a document or information to the Company, such document or information shall be in writing exclusively and shall be delivered exclusively by hand or by certified or registered mail, return receipt requested; provide for an additional limitation on the Company’s obligation to provide mandatory indemnification to its directors and officers related to reimbursement of the Company for compensation pursuant to any compensation recoupment or clawback policy adopted by the Board; clarify the vote of the stockholders required to amend the Amended and Restated Bylaws; include an emergency bylaw that is applicable in an emergency, disaster or catastrophe or similar event referenced in Section 110 of the General Corporation Law of the State of Delaware; and provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended.  The amendments to the bylaws include other changes intended to clarify and conform various provisions of the Amended and Restated Bylaws to the General Corporation Law of the State of Delaware and to other provisions of the Amended and Restated Bylaws and the Company’s Amended and Restated Certificate of Incorporation.
The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws.
A copy of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

   Further on November 5, 2020, the Company issued a press release announcing that Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), made an unsolicited non-binding proposal to the Board, pursuant to which Arrow would acquire all of the outstanding shares of common stock of the Company that are not owned by any of Arrow, any investment fund managed by TDR or their respective affiliates (the “Proposal”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

3.2	Amended and Restated Bylaws of Target Hospitality Corp.
99.1	Press Release dated November 5, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: November 6, 2020		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary

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